Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.333-219970) and Form S-8 (File No. 333-191641) of Pattern Energy Group Inc.:

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of our report relating to the financial statements of South Kent Wind LP dated February 20, 2018, except for the change in the manner in which South Kent Wind LP accounts for restricted cash in the statements of cash flows discussed in Note 2 to the financial statements, as to which the date is February 15, 2019;

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of our report relating to the financial statements of Grand Renewable Wind LP dated February 20, 2018, except for the change in the manner in which Grand Renewable Wind LP accounts for restricted cash in the statements of cash flows discussed in Note 2 to the financial statements, as to which the date is February 15, 2019; and

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of our report relating to the financial statements of SP Armow Wind Ontario LP dated February 20, 2018, except for the change in the manner in which SP Armow Wind Ontario LP accounts for restricted cash in the statements of cash flows discussed in Note 2 to the financial statements, as to which the date is February 15, 2019, which appear in this Form 10-K/A of Pattern Energy Group Inc.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Ontario, Canada
March 28, 2019

PricewaterhouseCoopers LLP
PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2
T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca
“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.